Exhibit 99.1

FOR IMMEDIATE RELEASE

January 10, 2013

Contact:	Laura Ulbrandt
(212) 460-1900

LEUCADIA NATIONAL CORPORATION INDICATES CURRENT INTENTION
TO TENDER COMMON SHARES OF INMET MINING CORPORATION
TO BID BY FIRST QUANTUM MINERALS LTD.

New York, New York – January 10, 2013 - Leucadia National Corporation (NYSE: LUK) announced today that it has filed a report with Canadian securities regulators disclosing that, based on current publicly available information, and in the absence of changed circumstances or new information (including an alternative transaction that would provide greater value), Leucadia would intend to tender the common shares of Inmet Mining Corporation that it owns to the take-over bid that has been made by First Quantum Minerals Ltd. for all of the common shares of Inmet. Leucadia may be considered to beneficially own 11,042,413 (approximately (15.92%)) of the outstanding common shares of Inmet for purposes of applicable Canadian securities laws.
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This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Although Leucadia believes any such statement is based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  For a discussion of factors that may cause results to differ, see Leucadia’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and its Annual Report on Form 10-K, as amended, for the year ended December 31, 2011.  These forward-looking statements speak only as of the date hereof.  Leucadia disclaims any intent or obligation to update these forward-looking statements.

Leucadia National Corporation, with its principal business address at 315 Park Avenue South, New York, New York 10010, is a holding company engaged in a variety of businesses.  MK Resources LLC, with its principal business address at 315 Park Avenue South, New York, New York 10010, is an indirect wholly-owned subsidiary of Leucadia National Corporation.  MK Resources LLC is the record holder of 10,663,576 of the Inmet common shares (representing approximately 15.37% of the issued and outstanding Inmet common shares) beneficially owned by Leucadia.

A copy of the early warning report to be filed by Leucadia under applicable Canadian securities laws in connection with the information in this press release may be obtained from Laura E. Ulbrandt, Corporate Secretary at 212-460-1900.